Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Teva Pharmaceutical Industries Limited of our report dated February 9, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Teva Pharmaceutical Industries Limited’s Annual Report on Form 20-F for the year ended December 31, 2014. We also consent to the incorporation by reference of our report dated February 9, 2015 relating to the Financial Statement Schedule, which appears in such Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
February 9, 2015	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 452 Tel-Aviv 61003  Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il